Exhibit 99.1

Contact:	Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.
REPORTS
FIRST QUARTER 2007 RESULTS

Highlights

First Quarter 2007:

•                  Alexandria to Celebrate its 10th Anniversary as a NYSE Listed Company on May 28, 2007

•                  Total Return Performance of 677% from May 28, 1997 to December 31, 2006, Assuming Reinvestment of All Dividends

•                  First Quarter 2007 Funds from Operations (FFO) Per Share (Diluted) of $1.28 Net of $0.10 Per Share Preferred Stock Redemption Charge; FFO Per Share (Diluted) of $1.38, up 11%, Before the Preferred Stock Redemption Charge, Compared to First Quarter 2006 FFO Per Share (Diluted) of $1.24

•                  First Quarter 2007 Total Revenues up 43%, FFO Available to Common Stockholders up 33%

•                  First Quarter 2007 Earnings Per Share (Diluted) of $0.52 Net of the Preferred Stock Redemption Charge; Earnings Per Share (Diluted) of $0.61, up 9%, Before the Preferred Stock Redemption Charge, Compared to First Quarter 2006 Earnings Per Share (Diluted) of $0.56

•      Entry into China Market – First Development Project of 275,000 Square Feet in Partnership with International Life Science Entity

•                  Redeemed 9.10% Series B Cumulative Redeemable Preferred Stock and Incurred Redemption Charge of $2.8 Million, or $0.10 Per Share (Diluted)

•                  Executed 46 Leases for 461,000 Square Feet

•                  First Quarter 2007 GAAP Rental Rate Increase of 8.2% on Renewed/Released Space

•                  First Quarter 2007 GAAP Same Property Revenues Less Operating Expenses up 3.3%

•                  Acquired Two Land Parcels Aggregating 151,000 Square Feet

•                  Completed Redevelopment of Multiple Spaces at Two Properties Aggregating 40,349 Square Feet

•                  Closed $460 Million of 3.70% Convertible Notes Due 2027

•                  In May 2007, Increased Credit Facility to $1.9 Billion Plus a $500 Million Accordion

(more)

PASADENA, CA. – May 3, 2007 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, we reported total revenues of $97,639,000 and FFO available to common stockholders of $37,546,000, or $1.28 per share (diluted), net of $0.10 per share (diluted) preferred stock redemption charge, compared to total revenues of $68,283,000 and FFO available to common stockholders of $28,154,000, or $1.24 per share (diluted), for the first quarter of 2006.  Comparing the first quarter of 2007 to the first quarter of 2006, total revenues increased 43%, FFO available to common stockholders increased 33% and FFO per share (diluted) increased 3%, net of $0.10 per share preferred stock redemption charge.

In February 2007, the Company elected to redeem all 2,300,000 outstanding shares of its 9.10% Series B cumulative redeemable preferred stock (“Series B Preferred Stock”).  The redemption occurred in March 2007 at a redemption price of $25.00 per share, plus $0.4107639 per share representing accumulated and unpaid dividends to the redemption date.  In accordance with Emerging Issues Task Force Topic D-42 (“D-42”), the Company recorded a charge of approximately $2.8 million, or $0.10 per share (diluted), related to the redemption of our Series B Preferred Stock.  Excluding the charge for the first quarter of 2007, FFO available to common stockholders increased by 43% and FFO per share (diluted) increased by 11%, net income available to common stockholders increased by 41% and earnings per share (diluted) increased by 9%, compared to the first quarter of 2006.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts.  A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release.  The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended March 31, 2007 and 2006 was $23,518,000 and $15,443,000, respectively.  Net income available to common stockholders for the first quarter of 2007 was $15,108,000, or $0.52 per share (diluted), net of $0.10 per share preferred stock redemption charge, compared to net income available to common stockholders of $12,733,000, or $0.56 per share (diluted) for the first quarter of 2006.

For the first quarter of 2007, we executed a total of 46 leases for approximately 461,000 square feet of space at 32 different properties (excluding month-to-month leases).  Of this total, approximately 326,000 square feet related to new or renewal leases of previously leased space and approximately 135,000 square feet related to redeveloped, developed or previously vacant space.  Of the 135,000 square feet, approximately 57,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 78,000 square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 8% higher (on a GAAP basis) than rental rates for expiring leases.

During the first quarter of 2007, we acquired two land parcels with approximately 151,000 developable square feet. We paid approximately $19 million cash for the land parcels.

As of March 31, 2007, approximately 90% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, as of March 31, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.  Additionally, as of March 31, 2007, approximately 91% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 91% of our leases (on a square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for FFO per share (diluted) and earnings per share (diluted) as follows:

2007
FFO per share (diluted) (1)	$5.61
Earnings per share (diluted) (2)	$2.25
Preferred stock redemption charge	$(0.10)

(1)          Includes preferred stock redemption charge and excludes gain on sale of real estate recognized in first quarter 2007.

(2)          Includes preferred stock redemption charge and gain on sale of real estate recognized in first quarter 2007.

As a result of the redemption of all of the outstanding shares of the 9.10% Series B Preferred Stock, and in compliance with D-42, the Company recorded a charge of approximately $2.8 million in the first quarter of 2007 related to the costs of redemption of the Series B Preferred Stock.  In providing our guidance above, the Company has included the charge for the costs of redemption of our Series B Preferred Stock in accordance with D-42.

Alexandria Real Estate Equities, Inc., Landlord and Developer of Choice to the Life Science Industry®, is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, selective redevelopment, development and acquisition of life science properties.  Our properties are designed and improved for lease primarily to institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, life science product, service, biodefense and translational medicine entities, as well as governmental agencies.  We are the leading provider of real estate to the broad and diverse life science industry with a current asset base that will allow us to grow our Company to approximately 18.4 million square feet consisting of 158 properties approximating 11.1 million square feet, properties undergoing ground-up development approximating 1.2 million square feet, plus an imbedded pipeline for ground-up development approximating 6.1 million square feet.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws.  Actual results may differ materially from those projected in the forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2007	March 31, 2006
Income statement data
Total revenues	$97,639	$68,283

Expenses
Rental operations	24,129	15,341
General and administrative	8,082	6,451
Interest	20,556	14,865
Depreciation and amortization	23,466	15,197
	76,233	51,854

Minority interest	907	370
Income from continuing operations	20,499	16,059

Income from discontinued operations, net	1,285	696

Net income	21,784	16,755

Dividends on preferred stock	3,877	4,022
Preferred stock redemption charge	2,799	—
Net income available to common stockholders	$15,108	$12,733

Weighted average shares of common stock outstanding
Basic	28,899,303	22,322,290
Diluted	29,299,733	22,759,795

Earnings per share - basic
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.48	$0.54
Discontinued operations, net	0.04	0.03
Earnings per share - basic	$0.52	$0.57

Earnings per share - diluted
Continuing operations (net of preferred stock dividends and preferred stock redemption charge)	$0.48	$0.53
Discontinued operations, net	0.04	0.03
Earnings per share - diluted	$0.52	$0.56

(Continued on next page)

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial Information

(Unaudited)

Funds from Operations

Generally accepted accounting principles (“GAAP”) basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of Funds From Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs.  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three months ended March 31, 2007 and 2006 (in thousands, except per share data):

		Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders (1)		$15,108	$12,733
Add:	Depreciation and amortization (2)	23,518	15,443
Add:	Minority interest	907	370
Subtract:	Gain on sale of property (3)	(1,121)	—
Subtract:	FFO allocable to minority interest	(866)	(392)
Funds from operations available to common stockholders (1)		$37,546	$28,154

FFO per share
Basic		$1.30	$1.26
Diluted		$1.28	$1.24

FFO per share (diluted) before preferred stock redemption charge (1)		$1.38	$1.24

Reconciliation of earnings per share (diluted) to FFO per share (diluted)
Earnings per share (diluted) (1)		$0.52	$0.56
Depreciation and amortization (2)		0.80	0.68
Minority interests		0.03	0.02
Gain on sale of property (3)		(0.04)	—
FFO allocable to minority interest		(0.03)	(0.02)
FFO per share (diluted) (1)		$1.28	$1.24

(1)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock.  Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(2)	Includes depreciation and amortization on assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).
(3)

Gain on sale of property relates to the disposition of one property in the Suburban Washington D.C. market during the first quarter of 2007. Gain on sale of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

Quarterly Supplemental Financial Information

	For the Three Months Ended
	3/31/2007		12/31/2006	9/30/2006	6/30/2006	3/31/2006
Operational data
Breakdown of revenues from continuing operations (a)
Rental income	$73,280		$70,435	$63,996	$54,485	$52,293
Tenant recoveries	20,609		19,062	17,484	13,222	13,992
Other income	3,750		3,943	3,431	2,480	1,998
Total	$97,639		$93,440	$84,911	$70,187	$68,283

Funds from operations per share-diluted (b)	$1.28	(c)	$1.34	$1.32	$1.26	$1.24
Dividends per share on common stock	$0.74		$0.74	$0.72	$0.70	$0.70
Dividend payout ratio (common stock) (d)	58.1%		55.6%	59.6%	63.7%	57.0%
Straight-line rent	$5,082		$5,671	$4,515	$3,674	$2,977
Capitalized interest	$10,844		$9,010	$9,726	$8,825	$7,721

	As of
	3/31/2007	12/31/2006	9/30/2006	6/30/2006	3/31/2006
Other data
Number of shares of common stock outstanding at end of period	29,129,238	29,012,135	28,957,698	26,387,076	22,555,587
Number of properties (e)
Acquired/added/completed during period	—	8	10	5	6
Sold/reconstructed during period	(1)	—	—	(3)	—
Owned at end of period	158	159	151	141	139
Rentable square feet (e)
Acquired/added/completed during period	—	573,027	1,343,365	386,776	380,043
Sold/reconstructed during period	(75,500)	—	—	(268,099)	—
Owned at end of period	11,157,387	11,232,887	10,659,860	9,316,495	9,197,818

Debt to total market capitalization (f)
Total debt	$2,176,594	$2,024,866	$1,721,348	$1,305,103	$1,544,430
Preferred stock market capitalization	140,579	193,360	194,142	193,866	193,917
Common stock market capitalization	2,923,702	2,912,818	2,716,232	2,340,006	2,150,224
Total market capitalization	$5,240,875	$5,131,044	$4,631,722	$3,838,975	$3,888,571
Debt to total market capitalization	41.5%	39.5%	37.2%	34.0%	39.7%

(a)	The historical results above exclude the results of assets “held for sale” which have been reflected as discontinued operations.
(b)	See page 5 for a reconciliation of earnings per share (diluted) to FFO per share (diluted).
(c)

During the first quarter of 2007, we redeemed our 9.10% Series B cumulative redeemable preferred stock. Accordingly, in compliance with EITF Topic D-42, we recorded a charge of $2,799,000, or $0.10 per share (diluted), in the first quarter of 2007 for costs related to the redemption of our Series B Preferred Stock.

(d)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (common stock shares outstanding on the respective record date multiplied by the related dividend per share) to funds from operations for the respective quarter.

(e)	Includes assets “held for sale” during the applicable periods such assets were “held for sale.”
(f)

Debt to total market capitalization is the ratio of total debt (secured notes payable, unsecured line of credit and unsecured term loan and unsecured convertible notes) to total market capitalization. Total market capitalization is equal to outstanding shares of preferred stock and common stock multiplied by the related closing price at the end of each period presented, plus total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)

Assets
Rental properties, net	$2,927,871	$2,924,881
Properties undergoing development and land held for development	467,001	397,701
Cash and cash equivalents	9,012	2,948
Tenant security deposits and other restricted cash	46,943	34,360
Tenant receivables	7,104	6,330
Deferred rent	71,158	68,412
Investments	73,760	74,824
Other assets	118,882	108,021
Total assets	$3,721,731	$3,617,477

Liabilities and Stockholders’ Equity
Secured notes payable	$1,111,594	$1,174,866
Unsecured line of credit and unsecured term loan	605,000	850,000
Unsecured convertible notes	460,000	—
Accounts payable, accrued expenses and tenant security deposits	170,593	158,119
Dividends payable	24,413	25,363
Total liabilities	2,371,600	2,208,348

Minority interest	58,470	57,477

Stockholders’ equity
Series B preferred stock	—	57,500
Series C preferred stock	129,638	129,638
Common stock	291	290
Additional paid-in capital	1,142,437	1,139,629
Accumulated other comprehensive income	19,295	24,595
Total stockholders’ equity	1,291,661	1,351,652
Total liabilities and stockholders’ equity	$3,721,731	$3,617,477

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
March 31, 2007
(Dollars in thousands)
(Unaudited)

	Secured Debt		Unsecured Debt
		Weighted		Weighted
		Average		Average
Year	Amount	Interest Rate	Amount	Interest Rate
2007	$43,518	6.37%(1)	$—	—
2008	256,100	6.34%(2)	—	—
2009	45,986	6.50%(2)	—	—
2010	93,259	6.48%(2)	5,000	6.47%(3)
2011	108,191	6.34%(2)	600,000	5.76%(3)
Thereafter	564,540	6.29%(2)	460,000	3.70%(4)
Total	$1,111,594		$1,065,000

Secured and Unsecured Debt Analysis

		Percentage	Weighted	Weighted
		of	Average	Average
	Balance	Balance	Interest Rate	Maturity
Secured Debt	$1,111,594	51.1%	6.18%	5.3 Years
Unsecured Debt	1,065,000	48.9%	4.87% (5)	4.6 Years
Total Debt	$2,176,594	100.0%	5.54%	5.0 Years

Fixed and Floating Rate Debt Analysis

		Percentage	Weighted	Weighted
		of	Average	Average
	Balance	Balance	Interest Rate	Maturity
Fixed Rate Debt	$1,370,921	63.0%	5.29%	5.6 Years
Floating Rate Debt - Hedged	628,500	28.9%	5.78% (5)	5.0 Years
Floating Rate Debt - Unhedged	177,173	8.1%	6.64%	2.1 Years
Total Debt	$2,176,594	100.0%	5.54%	5.0 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of March 31, 2007.
(2)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(3)

The weighted average interest rates related to our unsecured line of credit and unsecured term loan are calculated based on borrowings outstanding as of March 31, 2007. The unsecured line of credit matures in October 2010 and may be extended at our sole option for an additional one year period. The unsecured term loan matures in October 2011 and may be extended at our sole option for an additional one year period. The weighted average interest rate includes the impact of our interest rate swap agreements.

(4)

On or after January 15, 2012, we have the right to redeem our unsecured convertible notes, in whole or in part, at any time from time to time, for cash equal to 100% of the principal amounts of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Holders of the notes may require us to repurchase their notes, in whole or in part, on January 15, 2012, 2017 and 2022 for cash equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date. Additional information regarding our unsecured convertible notes is contained in our Form 10-K filed with the Securities and Exchange Commission.

(5)	The weighted average interest rates include the impact of our interest rate swap agreements. See page 9 for further details of our interest rate swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

March 31, 2007

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Notional Amounts	Effective at Mar. 31, 2007	Interest Pay Rates (1)	Termination Dates

December 2003	December 29, 2006	$50,000	$50,000	5.090%	October 31, 2008

April 2004	April 28, 2006	50,000	50,000	4.230%	April 30, 2007

April 2004	April 30, 2007	50,000	—	4.850%	April 30, 2008

June 2004	June 30, 2005	50,000	50,000	4.343%	June 29, 2007

December 2004	December 31, 2004	50,000	50,000	3.590%	January 2, 2008

December 2004	January 3, 2006	50,000	50,000	3.927%	July 1, 2008

May 2005	June 30, 2006	50,000	50,000	4.270%	June 29, 2007

May 2005	November 30, 2006	25,000	25,000	4.330%	November 30, 2007

May 2005	June 29, 2007	50,000	—	4.400%	June 30, 2008

May 2005	November 30, 2007	25,000	—	4.460%	November 28, 2008

May 2005	June 30, 2008	50,000	—	4.509%	June 30, 2009

May 2005	November 28, 2008	25,000	—	4.615%	November 30, 2009

December 2005	December 29, 2006	50,000	50,000	4.730%	November 30, 2009

December 2005	December 29, 2006	50,000	50,000	4.740%	November 30, 2009

December 2005	January 2, 2008	50,000	—	4.768%	December 31, 2010

June 2006	June 30, 2006	125,000	125,000	5.299%	September 30, 2009

June 2006	October 31, 2008	50,000	—	5.340%	December 31, 2010

June 2006	October 31, 2008	50,000	—	5.347%	December 31, 2010

June 2006	June 30, 2008	50,000	—	5.325%	June 30, 2010

June 2006	June 30, 2008	50,000	—	5.325%	June 30, 2010

December 2006	December 31, 2006	50,000	50,000	4.990%	March 31, 2014

December 2006	June 29, 2007	50,000	—	4.920%	October 31, 2008

December 2006	November 30, 2009	75,000	—	5.015%	March 31, 2014

December 2006	November 30, 2009	75,000	—	5.023%	March 31, 2014

December 2006	December 31, 2010	100,000	—	5.015%	October 31, 2012

December 2006	January 2, 2007	28,500	28,500	5.003%	January 3, 2011

Total			$628,500

(1)

The interest pay rates represent the interest rate we will pay for one month LIBOR under the respective interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis (1)			Cash Basis (1)
	Quarter Ended			Quarter Ended
	3/31/2007	3/31/2006	% Change	3/31/2007	3/31/2006	% Change
Revenue (2)	$55,826	$52,372	6.6%	$54,283	$50,613	7.3%
Operating expenses	13,596	11,498	18.2%	13,596	11,498	18.2%
Revenue less operating expenses	$42,230	$40,874	3.3%	$40,687	$39,115	4.0%

NOTE:  This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the “First Quarter Same Properties”).  Same property occupancy for the quarters ended March 31, 2007 and 2006 was 94.1% and 94.9%, respectively.  Properties undergoing redevelopment are excluded from same property results.

(1)

Revenue less operating expenses computed under GAAP is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the First Quarter Same Properties (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended March 31, 2007 and 2006 for the First Quarter Same Properties were $1,543,000 and $1,759,000 respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

(2)

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of March 31, 2007, approximately 90% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of March 31, 2007, approximately 4% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

	March 31, 2007							December 31, 2006
	Number of	Rentable Square Feet			Annualized	Occupancy		Occupancy
	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1)		Percentage (2)
Markets
California - Los Angeles Metro	2	31,343	29,660	61,003	$697	70.8%		82.5%
California - San Diego	27	1,062,407	247,849	1,310,256	27,387	90.4%		89.5%
California - San Francisco Bay	23	1,637,474	37,377	1,674,851	51,050	96.2%		94.0%
Eastern Massachusetts	39	3,003,552	272,087	3,275,639	97,827	95.2%		95.9%
International - Canada	3	296,362	—	296,362	6,278	100.0%		100.0%
New Jersey/Suburban Philadelphia	8	443,349	—	443,349	8,907	96.6%		96.6%
Southeast	12	596,172	62,234	658,406	9,492	84.3%	(3)	78.1%	(3)
Suburban Washington D.C.	31	2,391,314	108,556	2,499,870	46,792	90.1%		92.5%
Washington - Seattle	12	806,759	72,492	879,251	25,667	95.1%		94.9%
Total Properties (Continuing Operations)	157	10,268,732	830,255	11,098,987	$274,097	93.1%	(4)	93.1%	(5)

(1)

Excludes spaces at properties totaling 830,255 square feet undergoing a permanent change in use to office/laboratory space through redevelopment and one property totaling 58,400 square feet that is classified as “held for sale” as of March 31, 2007.

(2)	Excludes spaces at properties totaling 612,699 square feet undergoing a permanent change in use to office/laboratory space through redevelopment.
(3)	Substantially all of the vacant space is office or warehouse space.
(4)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of March 31, 2007 was 85.7%. See page 15 for additional information on our redevelopment program.

(5)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of December 31, 2006 was 88.0%. See page 15 for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended March 31, 2007

						TI’s/Lease
					Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	60	735,863	$23.20	—	—	—	—
GAAP Basis	60	735,863	$27.31	—	—	—	—

Renewed/Releasable Space Leased
Cash Basis	23	325,442	$24.27	$26.02	7.2%	$4.91	3.7 years
GAAP Basis	23	325,442	$24.59	$26.61	8.2%	$4.91	3.7 years

Month-to-Month Leases In Effect
Cash Basis	23	46,810	$28.41	$28.43	—	—	—
GAAP Basis	23	46,810	$28.25	$28.43	—	—	—

Redeveloped/Developed/ Vacant Space Leased
Cash Basis	23	135,156	—	$32.21	—	$6.21	3.9 years
GAAP Basis	23	135,156	—	$32.85	—	$6.21	3.9 years

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	46	460,598	—	$27.84	—	$5.30	3.8 years
GAAP Basis	46	460,598	—	$28.44	—	$5.30	3.8 years

Including Month-to-Month Leases
Cash Basis	69	507,408	—	$27.89	—	—	—
GAAP Basis	69	507,408	—	$28.44	—	—	—

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

March 31, 2007

		Square	Percentage of	Annualized Base Rent
Year of Lease	Number of	Footage of	Aggregate	of Expiring Leases
Expiration	Leases Expiring	Expiring Leases	Leased Square Feet	(per square foot)

2007	66(1)	788,496	8.2%	$24.23
2008	49	850,478	8.9%	$26.89
2009	53	695,176	7.3%	$22.57
2010	41	1,008,501	10.5%	$27.03
2011	50	1,384,876	14.5%	$27.81

	Square Footage of Expiring Leases
Markets	2007		2008

California - Los Angeles Metro	—		4,006
California - San Diego	98,087		97,186
California - San Francisco Bay	160,913		252,028
Eastern Massachusetts	378,663		248,898
International - Canada	—		—
New Jersey/Suburban Philadelphia	—		40,000
Southeast	21,564		16,103
Suburban Washington D.C.	89,151		56,986
Washington - Seattle	40,118		135,271

Total	788,496	(1)	850,478

(1)  Includes month-to-month leases for approximately 47,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended March 31, 2007

(Dollars in thousands)

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Footage

Additions of Land:

California - San Francisco Bay	$5,200	January	70,000
Eastern Massachusetts	13,750	February	81,000

Total Additions of Land	$18,950		151,000

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:

Suburban Washington D.C.	$8,664	March	75,500

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Square Footage Undergoing Redevelopment
March 31, 2007

				Square Footage
	Placed	Estimated	Estimated	Undergoing
	in	In-Service	Investment	Redevelopment/
Markets/Submarkets	Redevelopment	Dates	Per Square Foot	Total Property	Status

California - Los Angeles Metro	2006	2008	$80-100	29,660/29,660	Construction

California - San Diego/Torrey Pines (1)	2004	2009	$100-120	87,140/87,140	Redesign/Construction (Entitlements Just Completed)

California - San Diego/Torrey Pines	2006	2009	$80-100	43,600/43,600	Redesign

California - San Diego/Sorrento	2006	2008	$70-80	30,147/30,147	Redesign/Demolition

California - San Diego/Torrey Pines	2007	2009	$80-100	86,962/86,962	Redesign

California - San Francisco Bay/Peninsula	2007	2008	$80-100	37,377/82,712	Construction

Eastern Massachusetts/Cambridge	2005	2007	$80-100	26,589/26,589	Construction

Eastern Massachusetts/Cambridge	2006	2008	$120-140	155,090/155,090	Construction

Eastern Massachusetts/Suburban	2006	2008	$100-120	23,391/82,330	Construction

Eastern Massachusetts/Cambridge	2007	TBD	$120-140	67,017/184,577	Entitlements/Redesign

Southeast/Florida	2006	2008	$80-100	45,841/45,841	Construction

Southeast/Research Triangle Park	2007	2008	$80-100	16,393/77,395	Design

Suburban Washington DC/Shady Grove	2007	2008	$70-80	10,170/60,495	Construction

Suburban Washington DC/Shady Grove	2007	2009	$70-80	98,386/125,004	Redesign/Construction

Washington - Seattle/Lake Union	2005	2007	$80-100	12,719/27,633	Construction

Washington - Seattle/First Hill	2006	2007	$70-80	59,773/164,345	Construction

				830,255/1,309,520

Our redevelopment program involves ongoing activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. Spaces currently built out with laboratory improvements are generally not placed into our value-add redevelopment program. As required under GAAP, interest and other costs directly related and essential to the project are capitalized on redevelopment properties on the basis allocable only to that portion of space undergoing redevelopment. In addition to properties undergoing redevelopment, as of March 31, 2007 our asset base contains imbedded opportunities for future permanent change of use to office/laboratory space through redevelopment aggregating approximately 942,000 rentable square feet. See Summary of Imbedded Future Development and Redevelopment Square Footage on page 17.

(1)

This redevelopment project includes the redevelopment of approximately 87,000 square feet. This project also includes site work and a multi-story below and above ground parking structure to support both the existing building undergoing redevelopment (for which entitlements have just been received) and an additional building targeted for development in the future.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Undergoing Ground-Up Development
March 31, 2007

				Estimated
		Construction	Estimated	Total	Rentable
	Building	Start	In-Service	Investment	Square
Markets/Submarkets	Descriptions	Dates	Dates	Per Square Foot (1)	Footage		Status

California - San Francisco Bay/ Mission Bay	One Multi-tenant Bldg.	2005	2007	$300-350	154,000		Construction

California - San Francisco Bay/ So. San Francisco	Two Bldgs, Single or Multi-tenant	2006	2009	$300-350	162,000		Construction

California - San Francisco Bay/ So. San Francisco	One Single or Multi-tenant Bldg.	2006	2009	$300-350	135,000		Construction

New York - New York City/ New York City	Two Multi-tenant Bldgs.	2007	2009/2010/2011	$ 500	725,000	(2)	Site Work

Total Properties Undergoing Ground-Up Development (1)					1,176,000

In accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Cost” (“SFAS 34”) and Statement of Financial Accounting Standards No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects” (“SFAS 67”), we are required to capitalize direct construction, including pre-construction costs, interest, property taxes, insurance and other costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use. Pre-construction costs includes costs related to the development of plans and the process of obtaining entitlements and permits from government authorities. Costs incurred after a project is substantially complete and ready for its intended use are expensed as incurred. Should development, redevelopment or construction activity cease, construction costs, including interest, would no longer be eligible for capitalization, under SFAS 34 and SFAS 67, and would be expensed as incurred.

(1)	Our aggregate construction costs to date approximate $115 per developable square foot.
(2)	In addition, we have the right to develop an additional parcel with approximately 420,000 square feet. This square footage is not included in the imbedded developable square footage shown on page 17.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Imbedded Future Development and Redevelopment Square Footage
March 31, 2007

	Imbedded Future Development
	Development/	Total Imbedded		Imbedded Future
	Pre-construction	Development		Redevelopment
Markets	Square Footage (1)	Square Footage		Square Footage	Total

California - San Diego	427,000	467,000		56,000	523,000

California - San Francisco Bay/ Mission Bay	1,994,000	2,544,000		—	2,544,000

California - San Francisco Bay/ So. San Francisco	799,000	850,000		100,000	950,000

Eastern Massachusetts	338,000	563,000		157,000	720,000

Suburban Washington D.C.	494,000	857,000		377,000	1,234,000

Washington - Seattle	245,000	386,000		120,000	506,000

Other	54,000	384,000		132,000	516,000

Total	4,351,000	6,051,000	(2)	942,000	6,993,000

The imbedded future development and redevelopment square footage shown above represents future ground-up development projects and future redevelopment (permanent change in use of applicable space to office/laboratory space) projects. A significant portion of our imbedded future development square footage is in the development/pre-construction phase (entitlement, permitting, design, etc.). See discussion on SFAS 34 and SFAS 67 on page 16. The exact date of physical construction will depend on successful completion of development/pre-construction activities and management’s assessment of overall market conditions. As required under GAAP, direct construction, interest, property taxes, insurance and other costs directly related and essential to the development/pre-construction, or construction of a project, is mandated to be capitalized during pre-construction when activities are ongoing to bring these assets to their intended use.

(1)	Development/pre-construction square footage is included in Imbedded Future Development-Total Imbedded Development Square Footage shown above.
(2)	In addition, we have the right to develop an additional parcel with approximately 420,000 square feet. This square footage is not included in the imbedded developable square footage shown above.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Quarter Ended March 31, 2007

(In thousands)

Property-related capital expenditures (1)	$193

Leasing costs (2)	$84

Property-related redevelopment costs (3)	$30,359

Property-related development costs (3)	$69,990

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property.  Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired.  Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing).  In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.

(2)	Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

(3)	Amount includes leasing costs related to development and redevelopment projects.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Conference Call Information

For the First Quarter Ended March 31, 2007

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the first quarter ended March 31, 2007:

Date:	May 4, 2007

Time:	2:00 P.M. Eastern Daylight Time/11:00 A.M. Pacific Daylight Time

Phone Number:	(913) 981-5558

Confirmation Code:	5197240